UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 27, 2006

Regal Entertainment Group
 (Exact Name of Registrant as Specified in Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7132 Regal Lane, Knoxville, Tennessee 37918
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 865-922-1123

N/A
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On October 27, 2006, Regal Cinemas Corporation (“Regal Cinemas”), a wholly owned subsidiary of Regal Entertainment Group (the “Registrant”), entered into a fifth amended and restated credit agreement (the “Senior Credit Facility”), with Credit Suisse, Cayman Islands Branch (as successor to Credit Suisse First Boston), as Administrative Agent and the lenders party thereto which amends and restates the fourth amended and restated credit agreement (the “Prior Credit Agreement”) among Regal Cinemas, Credit Suisse First Boston, and the lenders party thereto.  The Senior Credit Facility consists of a term loan facility (the “Term Facility”) in an aggregate original principal amount of $1.65 billion and a revolving credit facility (the “Revolving Facility”) in an aggregate principal amount of up to $100.0 million.

The Term Facility will mature on October 27, 2013 and the Revolving Facility will mature on October 27, 2011.  Interest is payable (a) in the case of base rate loans, quarterly in arrears, and (b) in the case of Eurodollar rate loans, at the end of each interest period, but in no event less often than every 3 months. The Term Facility amortizes in equal quarterly installments in an aggregate annual amount equal to 1.0% of the original principal amount of the Term Facility during the first six years thereof, with the balance payable in two equal installments, the first on June 30, 2013 and the second on October 27, 2013.

The obligations of Regal Cinemas are secured by, among other things, a lien on substantially all of its tangible and intangible personal property (including but not limited to accounts receivable, inventory, equipment, general intangibles, investment property, deposit and securities accounts, and intellectual property) and certain real property. The obligations under the Senior Credit Facility are also guarantied by certain subsidiaries of Regal Cinemas and secured by a lien on all or substantially all of such subsidiaries’ personal property and certain real property. The obligations are further guarantied by Regal Entertainment Holdings, Inc., on a limited recourse basis, with such guaranty being secured by a lien on the capital stock of Regal Cinemas.

Borrowings under the Senior Credit Facility bear interest, at Regal Cinemas’ option, at either a base rate or an Adjusted Eurodollar Rate (as defined in the Senior Credit Facility) plus, in each case, an applicable margin. The base rate is the higher of Prime Rate, as determined by Credit Suisse, and the Federal Funds Effective Rate plus 0.5%.  Regal Cinemas may elect interest periods of 1, 2, 3, 6 or (if available to all lenders) 12 months for the Adjusted Eurodollar Rate. The applicable margin is determined according to the consolidated leverage ratio of Regal Cinemas and its subsidiaries.  Calculation of interest is on the basis of the actual days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of base rate loans based on the Prime Rate) and interest is payable at the end of each interest period (or quarterly in the case of base rate loans based on the Prime Rate) and, in any event, at least every 3 months.

Regal Cinemas may prepay borrowings under the Senior Credit Facility, in whole or in part, in minimum amounts and subject to other conditions set forth in the Senior Credit Facility. Regal Cinemas is required to make mandatory prepayments with:

•                  50% of excess cash flow in any fiscal year (as reduced by voluntary repayments of the Term Facility), with elimination based upon achievement and maintenance of a leverage ratio of less than 3.75:1.00;

•                  100% of the net cash proceeds of all asset sales or other dispositions of property by Regal Cinemas and its subsidiaries, subject to certain exceptions (including reinvestment rights);

•                  100% of the net cash proceeds of issuances of funded debt of Regal Cinemas and its subsidiaries, subject to exceptions; and

•                  50% of the net cash proceeds of issuances of equity securities by Regal Cinemas, including the net cash proceeds of capital contributions to Regal Cinemas, with elimination based upon achievement and maintenance of a leverage ratio of less than 3.50:1.00.

The above-described mandatory prepayments are required to be applied pro rata to the remaining amortization payments under the Term Facility. When there are no longer outstanding loans under the Term Facility, mandatory prepayments are be applied to prepay outstanding loans under the Revolving Facility with no corresponding permanent reduction of commitments under the Revolving Facility.

The Senior Credit Facility includes several financial covenants including:

•                  maximum ratios of (i) the sum of funded debt (net of unencumbered cash) plus the product of eight (8) times lease expense to (ii) consolidated EBITDAR (as defined in the Senior Credit Facility) (initially set at 6.00:1.00 and declining in subsequent periods);

•                  maximum ratios of funded debt (net of unencumbered cash) to consolidated EBITDA, (initially equal to 4.00:1.00 and declining in subsequent periods);

•                  minimum ratio of (i) consolidated EBITDAR to (ii) the sum of interest expense plus lease expense of 1.50 to 1.0 throughout the term of the Senior Credit Facility; and

•                  maximum capital expenditures not to exceed 35% of consolidated EBITDA for the prior fiscal year plus a one-year carryforward for unused amounts from the prior fiscal year.

The Senior Credit Facility contains customary affirmative covenants including, among other things, maintenance of corporate existence and rights; performance of obligations; delivery of financial statements and other financial information; delivery of notices of default, litigation, ERISA events and material adverse change; maintenance of properties; maintenance of insurance; maintenance of a rating of Regal Cinemas and of the Senior Credit Facility by each of Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc; compliance with laws; inspection of books and properties; further assurances; and payment of taxes.

The Senior Credit Facility also contains customary negative covenants (subject to exceptions, limitations and baskets) which limit the ability of Regal Cinemas and its subsidiaries to, among other things, incur indebtedness, grant liens, make investments or acquisitions, engage in affiliate transactions, or pay dividends. These limitations will restrict the ability of Regal Cinemas to fund the operations the Registrant or any subsidiary of the Registrant that is not designated as a restricted subsidiary of Regal Cinemas under the Senior Credit Facility.

The Senior Credit Facility specifies customary events of default including, among other things, nonpayment of principal, interest or other amounts; breach of certain covenants; breach of representations and warranties in any material respect; cross default and cross acceleration with respect to indebtedness in an aggregate principal amount of $25.0 million or more; bankruptcy; judgments involving liability of $25.0 million or more; ERISA events; actual or asserted invalidity of guarantees or security documents; and change of control. Upon the occurrence of an event of default, all obligations under the Senior Credit Facility may be accelerated.

The Registrant is currently evaluating the accounting implications of the loan fees related to the Senior Credit Facility and the remaining unamortized debt issue costs associated with the Prior Credit Agreement on its consolidated financial position, cash flows and results of operations.

Item 2.03.                                          Creation of a Direct Financial Obligation or on Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired.

N/A

(b)           Pro forma financial information.

N/A

(c)           Shell company transactions.

N/A

(d)           Exhibits.

Exhibit No.	Description
4.1	Fifth Amended and Restated Credit Agreement, dated October 27, 2006, among Regal Cinemas, Credit Suisse, Cayman Islands Branch, as Administrative Agent and the lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP

Date: October 30, 2006	By:	/s/ AMY E. MILES
	Name:	Amy E. Miles
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Fifth Amended and Restated Credit Agreement, dated October 27, 2006, among Regal Cinemas, Credit Suisse, Cayman Islands Branch, as Administrative Agent and the lenders.